Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement No. 333-50261 of McKesson Corporation on Form S-8 of our report dated September 9, 2004, appearing in this Annual Report on Form 11-K of the McKesson Corporation Profit-Sharing Investment Plan for the fiscal year ended March 31, 2004.

  /s/ Deloitte & Touche LLP
  San Francisco, California
  September 24, 2004